Exhibit (a)(1)-9




                              KALMIA INVESTORS, LLC
                         601 CARLSON PARKWAY, SUITE 200
                              MINNETONKA, MN 55305
                                FOR INFORMATION:
                                 (800) 547-0854

January 14, 2004

Dear Fellow Limited Partner,

Kalmia Investors, LLC ("Kalmia") has raised to 100% the number of Units of Westin Hotels Limited Partnership that Kalmia is offering to purchase in its tender offer (the "Offer") for the Units.

     o    Kalmia is offering to pay $725 in cash for each Unit (which is $25 per
          Unit  higher  than   Starwood's   Offer),   less  the  amount  of  any
          distributions declared or paid on or after December 31, 2003.

     o Kalmia's Offer is higher than the price that the general partner's financial advisor found to be fair to Unitholders from a financial point of view.

     o Kalmia is now seeking 100% of the Units. Therefore, proration will no longer apply to our Offer.

     o Kalmia will pay the $50 per transfer fee charged by the Partnership. You will not pay it.

The Time To Act Is Now
----------------------

IF YOU HAVE ALREADY TENDERED TO STARWOOD, YOU HAVE ONLY 8 MORE DAYS TO WITHDRAW YOUR UNITS FROM STARWOOD TO TENDER TO OUR SUPERIOR OFFER.

Remember:

     o    Our Offer is $25 per Unit higher than Starwood's offer.

     o Our Offer has no minimum condition. By contrast, Starwood's offer includes a non-waivable condition that at least a majority of the issued and outstanding Units be tendered and not withdrawn. Starwood will not purchase your Units unless at least 67,801 Units are tendered to it. We do not believe that Starwood will meet this condition.

     o Unlike Starwood, we are not soliciting your consents to change the Limited Partnership Agreement as part of our Offer.


TO TENDER TO KALMIA, PLEASE READ THE PROCEDURES DESCRIBED IN OUR OFFER TO PURCHASE AND COMPLETE AND RETURN THE YELLOW AGREEMENT OF SALE THAT YOU HAVE PREVIOUSLY RECEIVED FROM US. IF YOU HAVE TENDERED TO STARWOOD BUT WANT TO TENDER TO KALMIA, YOU CAN USE THE ENCLOSED BLUE NOTICE OF WITHDRAWAL TO WITHDRAW YOUR UNITS, BUT YOU MUST DELIVER IT TO STARWOOD BY JANUARY 23, 2004, THE EXPIRATION DATE FOR STARWOOD'S OFFER. IF YOU NEED HELP, TELEPHONE US AT 800-547-0854.

You should also take these factors into account in considering our Offer.

o If you are the record owner of Units and you tender your Units to us in the Offer, you will not have to pay transfer fees, brokerage fees or similar expenses. The Partnership typically charges a transfer of fee $50 per Unitholder, and brokers charge sales commissions generally equal to the greater of $200 or 7-8% of gross proceeds, which you will not have to pay here. If you own your Units through a broker or other nominee, and your broker tenders your Units on your behalf, your broker or nominee may charge you a fee.

o There is no established public market for the Units, although there is a limited secondary market. If you sell on the secondary market, you may receive a higher or lower price than our Purchase Price or the historical prices described above.

o The tender of your Units may be withdrawn at any time prior to the expiration date of our Offer, including any extensions.

o By tendering, you will give up the opportunity to participate in any future benefits of ownership, including potential future distributions by the Partnership. Our Purchase Price may be less than the total amount that you might otherwise receive with respect to your Units over the remaining term of the Partnership.

o If as few as 49,226 Units are tendered to us and we accept them for payment, we will own a majority of the Units, which will give us the ability to control many decisions of the Unitholders, including the removal of the General Partner. Please see Section 7 of our Offer, "Purposes and Effects of the Offer", for a description of those decisions. We have not calculated a control premium in establishing our Purchase Price for your Units. We have set a price that in our opinion will induce Unitholders to tender while allowing us to profit from ownership of the Units. Therefore, our interests may conflict with yours.

o    We will not pay you interest on our Purchase Price.

o The General Partner is required to announce a recommendation regarding our Offer within 10 business days after the mail date of our Offer or as soon as possible upon becoming aware of the Offer. The recommendation will be contained in a Schedule 14D-9 filed with the Securities and Exchange Commission.

o Starwood could modify the terms of its tender offer to eliminate its majority condition.

TO ACCEPT OUR OFFER:

1. Please complete the yellow Agreement of Sale which you have previously received from us (if not otherwise indicated, please note the number of Units you wish to sell in the signature area of the Agreement of Sale), and have it MEDALLION SIGNATURE GUARANTEED (this can be done by your broker or a bank where you have an account).

2. Return the completed yellow Agreement of Sale to us in the pre-addressed envelope which you have previously received from us.

TO WITHDRAW UNITS FROM STARWOOD'S OFFER:

Please see Section 5 "Withdrawal Rights", of the Starwood Offer to Purchase for instructions on how to withdraw your tender. For your convenience, a blue Notice of Withdrawal is enclosed.

TO REVOKE CONSENTS FROM STARWOOD:

Withdrawing your tender from Starwood will not revoke your consents. In order to revoke your consents, please see Section 4, "Voting and Revocation of Consents", of Starwood's Consent Solicitation, contained in its Offer to Purchase.

OUR OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON FEBRUARY 9, 2004, subject to any extension. We encourage you to act promptly. Our Offer will remain open at least ten business days following any reduction in our purchase price resulting from a distribution made by the Partnership. By accepting the Offer, you will agree that we are entitled to all distributions made by the Partnership on or after December 31, 2003. Unless the General Partner pays the distribution directly to us or you remit the amount of the distribution to us, we will reduce our purchase price by the amount of the distribution. If the Offer is extended or a distribution occurs within the Offer period, we will make a public announcement. We reserve the right to extend, amend or terminate our Offer.

BEFORE TENDERING, BE SURE TO READ "RISKS AND FACTORS TO CONSIDER BEFORE TENDERING" IN THE OFFER TO PURCHASE. Please consider our Offer carefully. If you have any questions, please telephone us at (800) 547-0854. Thank you for your consideration.


                                     Very truly yours,


                                     Kalmia Investors, LLC


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================================================================================
KALMIA IS NOT AN AFFILIATE OF THE GENERAL PARTNER OR OF THE PARTNERSHIP.
PLEASE CAREFULLY REVIEW THE OFFER AND YELLOW AGREEMENT OF SALE WHICH YOU HAVE PREVIOUSLY RECEIVED FROM US. IN ORDER TO TENDER YOUR UNITS YOU MUST PROPERLY COMPLETE AND DULY EXECUTE THE AGREEMENT OF SALE IN ACCORDANCE WITH THE INSTRUCTIONS AND RETURN IT TO US.
================================================================================

THIS LETTER IS NEITHER AN OFFER TO PURCHASE, NOR A SOLICITATION OF AN OFFER TO SELL THE UNITS. THE OFFER IS MADE ONLY BY THE OFFER TO PURCHASE AND THE RELATED AGREEMENT OF SALE AND IS NOT BEING MADE TO (NOR WILL TENDERS BE ACCEPTED FROM) HOLDERS OF UNITS IN ANY JURISDICTION WHICH THE OFFER OR THE ACCEPTANCE THEREOF WILL NOT BE IN COMPLIANCE WITH THE SECURITIES LAWS OF SUCH JURISDICTION; IN THOSE JURISDICTIONS WHERE SECURITIES LAWS REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE PURCHASER ONLY BY ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

Our Offer will expire at 5:00 p.m., Eastern Time on February 9, 2004, unless Kalmia, in its sole discretion, shall have extended the period of time for which the Offer is open.

OUR OFFER CONTAINS IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.